                                                                  Exhibit 3.1(i)



                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                             GRANT GEOPHYSICAL, INC.
           (UNDER SECTIONS 242 AND 245 OF THE GENERAL CORPORATION LAW
                            OF THE STATE OF DELAWARE)

         Grant Geophysical, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

         1. The original Certificate of Incorporation was filed with the Secretary of State on September 18, 1997 under the name "Grant Acquisition Corporation," and a Certificate of Amendment was filed on October 1, 1997.

         2. This Restated Certificate of Incorporation restates, integrates and further amends the Corporation's Certificate of Incorporation, as amended, to read in its entirety as follows:

      FIRST. The name of the corporation is Grant Geophysical, Inc. (the "Company").

      SECOND. The address of the Company's registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the company's registered agent at such address is The Corporation Trust Company.

      THIRD. The purpose of the Company is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "DGCL").

      FOURTH. The Company is authorized to issue 25,020,000 shares of capital stock, consisting of 25,000,000 shares of common stock, par value $0.001 per share ("Common Stock"), and 20,000 shares of cumulative pay-in-kind preferred stock, par value $0.001 per share ("Cumulative Preferred Stock").

                                   DIVISION A
                                   ----------
                                  Common Stock

      Subject to the terms of the Cumulative Preferred Stock, the holders of Common Stock will be entitled to one vote on each matter submitted to a vote at a meeting of stockholders for each share of Common Stock held of record by such holder as of the record date for such meeting.

                                   DIVISION B
                                   ----------
                                 Preferred Stock

         The express terms of the Cumulative Preferred Stock are set forth below:

         1. LIQUIDATION VALUE. The initial liquidation preference of the Cumulative Preferred Stock shall be $1,000 per share or right (the "Liquidation Value").

         2. RANK. The Cumulative Preferred Stock shall, with respect to dividend rights and rights on liquidation, winding up and dissolution, rank (i) senior to both the Common Stock and to all classes and series of stock of the Company now or hereafter authorized, issued or outstanding that by their terms expressly provide that they are junior to the Cumulative Preferred Stock or that do not specify their rank (collectively with the Common Stock, the "Junior Securities"); (ii) on a parity with each other class of capital stock issued by the Company after the date hereof the terms of which specifically provide that such class or series will rank on a parity with the Cumulative Preferred Stock as to dividend distributions and distributions upon the liquidation, winding up and dissolution of the Company (collectively referred to as "Parity Securities"); PROVIDED, HOWEVER, that any such Parity Securities that were not approved by the holders of Cumulative Preferred Stock in accordance with Section 8(b) hereof shall be deemed to be Junior Securities and not Parity Securities; and (iii) junior to each other class of capital stock issued by the Company after the date hereof the terms of which have been approved by the holders of the Cumulative Preferred Stock in accordance with Section 8(b) hereof and that specifically provide that such class or series will rank senior to the Cumulative Preferred Stock as to dividend distributions and distributions upon the liquidation, winding up and dissolution of the Company (collectively referred to as "Senior Securities").

         3. DIVIDENDS. (a) The holders of shares of the Cumulative Preferred Stock shall be entitled to receive, out of funds legally available therefor, dividends at the annual rate of 10.5% of the Liquidation Value (equivalent to $105 per share per annum). Such dividends shall be cumulative and shall accrue and be payable (except as provided in Section 3(d) hereof) on September 30 of each calendar year (the "Dividend Payment Date"), to holders of record at the close of business on the date specified by the Board of Directors at the time such dividend is declared (the "Record Date"), in preference to dividends on the Junior Securities, commencing on the Dividend Payment Date next succeeding the Specific Issue Date for such shares of Cumulative Preferred Stock. Any such Record Date shall be not less than 10 days and not more than 30 days prior to the relevant Dividend Payment Date. Dividend payments with respect to shares of Cumulative Preferred Stock (including any shares of Cumulative Preferred Stock issued as dividends and any applicable Dividend Interest) shall be made in additional shares of Cumulative Preferred Stock. Dividend payments or Dividend Interest shall be paid by issuing shares of Cumulative Preferred Stock (or fractions thereof) with an aggregate Liquidation Preference equal to the amount of such dividends or Dividend Interest. All dividends and Dividend Interest paid with respect to shares of Cumulative Preferred Stock pursuant to this Section 3 shall be issued pro rata to the holders entitled thereto. All such shares of Cumulative Preferred Stock issued as a dividend or in payment of Dividend Interest with respect to the Cumulative Preferred Stock will thereupon be duly authorized, validly issued, fully paid and nonassessable.

         (b) Dividends shall accrue and be cumulative from the date such shares of Cumulative Preferred Stock are issued (the "Specific Issue Date"). In the case of shares of Cumulative Preferred Stock issued in payment of dividends or Dividend Interest, dividends shall accrue and be cumulative from the date on which such dividend or Dividend Interest is paid or was due to be paid.

         (c) Each fractional share of Cumulative Preferred Stock outstanding shall be entitled to a ratably proportionate amount of all dividends and Dividend Interest accruing with respect to each outstanding share of Cumulative Preferred Stock pursuant to paragraph (a) of this Section 3, and all such dividends with respect to such outstanding fractional shares shall be cumulative and shall accrue (whether or not declared), and shall be payable in the same manner and at such times as provided for in paragraph (a) of this Section 3 with respect to dividends on each outstanding share of Cumulative Preferred Stock.

         (d) Accrued but unpaid dividends for any past dividend periods may be declared by the Board of Directors and paid on any date fixed by the Board of Directors, whether or not a regular Dividend Payment Date, to holders of record on the books of the Company on such record date as may be fixed by the Board of Directors, which record date shall be not less than 10 days and not more than 30 days prior to the payment date thereof. Holders of Cumulative Preferred Stock will not be entitled to any dividends in excess of the full cumulative dividends provided for herein except as provided in the next sentence. If any dividend is not paid on the Dividend Payment Date therefor, interest shall accrue on such unpaid dividend at the rate of 12.5% per annum compounded annually (which may be adjusted in accordance with the provisions of Section 3(g)) ("Dividend Interest") from the date of such Dividend Payment Date to the date such dividend is paid. Dividends payable on the Cumulative Preferred Stock for the first annual dividend period following the Specific Issue Date for such shares (or any other dividend payable for a period less than a full annual period) shall be computed on the basis of a 360-day year and the actual number of days elapsed.

         (e)(i) So long as any shares of the Cumulative Preferred Stock are outstanding, the Company shall not make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the purchase, redemption or retirement of, any Junior Securities or any warrants, rights, calls or options exercisable for or convertible into any Junior Securities, whether directly or indirectly, and whether in cash, obligations or shares of the Company or other property (other than dividends or distributions payable in additional shares of Junior Securities to holders of Junior Securities), and shall not permit any corporation or other entity directly or indirectly controlled by the Company to purchase or redeem any Junior Securities or any warrants, rights, calls or options exercisable for or convertible into any Junior Securities.

         (ii) So long as any shares of the Cumulative Preferred Stock are outstanding, the Company shall not declare, pay or set apart for payment any dividend or make any distribution or payment on any Parity Securities, or make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the purchase, redemption or retirement of, Parity Securities or any warrants, rights, calls or options exercisable for or convertible into any Parity Securities, whether directly or indirectly, and whether in cash, obligations or shares of the Company or other property, and shall not permit any corporation or other entity directly or indirectly controlled by the Company to purchase or redeem any Parity Securities or any warrants, rights, calls or options exercisable for or convertible into any Parity Securities, unless prior to or at the time of such declaration, payment, setting apart for payment, purchase, redemption, retirement or distribution, as the case may be, the Company (i) shall have issued all shares of Cumulative Preferred Stock representing all accumulated, accrued and unpaid dividends and Dividend Interest on the outstanding shares of Cumulative Preferred Stock and shall have made provision for the issuance of shares with respect to the then current annual dividend and (ii) shall have set aside funds necessary for the redemption of 100% of the Liquidation Value including shares of Cumulative Preferred Stock representing accumulated, accrued and unpaid dividends and Dividend Interest to the date of such declaration, payment, setting apart for payment, purchase, redemption, retirement or distribution, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares of Cumulative Preferred Stock, so as to be and to continue to be available therefor.

         (f) Whenever dividends on the Cumulative Preferred Stock are in arrears, the Company shall not declare dividends on or make any other distribution in respect of any Parity Securities, except dividends paid pro rata on the Cumulative Preferred Stock and all other capital stock ranking on a parity as to dividends and on which dividends are payable in arrears.

         (g) In the event (i) the Company fails to declare and pay any dividend on any shares of Cumulative Preferred Stock in whole or in part in respect of any periods in which such dividend is payable (ii) the Company fails to redeem the Cumulative Preferred Stock in accordance with the provisions of Section 5 hereof, (iii) the Company or any Subsidiary of the Company defaults in the payment of interest on any Indebtedness having an aggregate outstanding principal amount of at least $1 million when the same becomes due and payable, and such default continues for a period of 30 days, (iv) any principal payment due in respect of Indebtedness of the Company or any Subsidiary of the Company is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default (other than, in the case of clauses (iii) and (iv) of this Section 3(g), any default, non-payment or acceleration in respect of Indebtedness incurred in connection with the acquisition of the assets or capital stock of another Person and owing to such Person or an affiliate of such Person and arising as a result of disputes related to such transaction which at least two-thirds of the members of the Board of Directors of the Company shall have determined to be appropriate for the Company to contest in such manner notwithstanding such default, non-payment or acceleration), (v) the Company or any Subsidiary of the Company (A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a custodian of it or for any substantial part of its property or (D) makes a general assignment for the benefit of its creditors, in each case within the meaning of any Bankruptcy Law,
(vi) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (x) is for relief against the Company or any Subsidiary of the Company in an involuntary case, (y) appoints a custodian of the Company or any Subsidiary of the Company or for any substantial part of its property or (z) orders the winding up or liquidation of the Company or any Subsidiary of the Company, in each case which remains unstayed and in effect for 60 days, or (vii) the Company breaches any other covenant or agreement set forth in this Article Fourth and such breach shall continue for 30 days after receipt of notice thereof by the Company from any holder of Cumulative Preferred Stock, the holders of shares of Cumulative Preferred Stock shall be entitled to receive dividends at the annual rate of

12.5% per share and Dividend Interest shall be calculated at a rate of 15% per annum. Such increased dividend and Dividend Interest rate shall accrue from the date of such breach and shall continue until such time as all dividends (and Dividend Interest) accumulated and accrued on the Cumulative Preferred Stock shall have been paid in full through the immediately preceding Dividend Payment Date and any such other breach shall have been cured, as the case may be.

         4. LIQUIDATION PREFERENCE. (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, the holders of shares of Cumulative Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders an amount in cash equal to 100% of the Liquidation Value for each share outstanding, plus an amount equal to all accumulated, accrued and unpaid dividends and Dividend Interest to the date of liquidation, dissolution or winding up (including an amount equal to a prorated dividend from the last Dividend Payment Date immediately prior to such liquidation, dissolution or winding up date), before any payment shall be made or any assets distributed to the holders of any of the Junior Securities. If the assets of the Company are not sufficient to pay in full the liquidation payments payable to the holders of outstanding shares of the Cumulative Preferred Stock and all Parity Securities, then the holders of all such shares shall share ratably in such distribution of assets in accordance with the amount which would be payable on such distribution if the amounts to which the holders of outstanding shares of Cumulative Preferred Stock and the holders of outstanding shares of such Parity Securities are entitled were paid in full.

         (b) For the purposes of this Section 4, neither the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Company nor the consolidation or merger of the Company with any one or more other corporations shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the Company, unless such voluntary sale, conveyance, exchange or transfer shall be in connection with a plan of liquidation, dissolution or winding up of the Company.

         5.       REDEMPTION.

         (a) REDEMPTION UPON CHANGE IN CONTROL. Upon the occurrence of a Change in Control, the Cumulative Preferred Stock shall be redeemable at the option of the holders thereof, in whole or in part, at a redemption price per share equal to 105% of the Liquidation Value plus accumulated, accrued and unpaid dividends and Dividend Interest to the date of redemption (including an amount equal to a prorated dividend from the last Dividend Payment Date immediately prior to the redemption date). The Company shall redeem the number of shares specified in the holders' notices of election to redeem pursuant to section 6(b) hereof on the date fixed for redemption.

         (b) OPTIONAL REDEMPTION BY THE COMPANY. (i) The Company may, at its option, redeem at any time for cash, out of any source of funds legally available therefor, in the manner provided in Section 6 hereof, (A) all, but not less than all, of the shares of the Cumulative Preferred Stock, at a redemption price per share equal to 100% of the Liquidation Value plus accumulated, accrued and unpaid dividends and Dividend Interest to the date of redemption (including an amount equal to a prorated dividend from the last Dividend Payment Date immediately prior to the redemption date) or (B) provided that all of the holders of shares of Cumulative Preferred Stock consent in writing, a number of shares of Cumulative Preferred Stock at a redemption price of 100% of the aggregate Liquidation Value thereof plus accumulated, accrued and unpaid dividends and Dividend Interest thereon to the date of redemption (including an amount equal to a prorated dividend from the last Dividend Payment Date immediately prior to the redemption date), pro rata to all holders of Cumulative Preferred Stock; PROVIDED, HOWEVER, that in the event a Change in Control has occurred prior to a redemption pursuant to this Section 5(b)(i), the redemption price per share shall be the greater of (A) the redemption price calculated above and (B) the consideration calculated in accordance with Section 5(a) hereof.

         (ii) A holder of Cumulative Preferred Stock to be redeemed pursuant to
Section 5(b)(i) hereof and which is also not subject to the provisions of
Section 5(a) hereof shall be entitled to receive with respect to the sum of the Liquidation Value of each share of Cumulative Preferred Stock plus accumulated, accrued and unpaid dividends and Dividend Interest to the date of redemption (including an amount equal to the prorated dividend from the last Dividend Payment Date immediately prior to the redemption date), at the option of such holder, (x) cash in an amount equal to such sum or (y) such number of shares of Common Stock or fractions thereof equal to such sum based on the Current Market Price of the Common Stock as of the close of business on the date fixed for redemption. The Company shall at all times reserve and keep available, free from liens, charges and security interests and not subject to any preemptive rights, for issuance such number of its authorized but unissued shares of Common Stock as will from time to time be sufficient to permit the redemption payment option set forth in clause (y) above and shall take all action required to increase the authorized number of shares of Common Stock if necessary to permit such redemption.

         6. PROCEDURE FOR REDEMPTION. (a) In the event that the Company shall redeem shares of Cumulative Preferred Stock pursuant to Section 5(b) hereof, notice of such redemption shall be mailed by first-class mail, postage prepaid, and mailed not less than 30 days nor more than 60 days prior to the redemption date to the holders of record of the shares to be redeemed at their respective addresses as they shall appear in the records of the Company; PROVIDED, HOWEVER, that failure to give such notice or any defect therein or in the mailing thereof shall not affect the validity of the proceeding for the redemption of any shares so to be redeemed except as to the holder to whom the Company has failed to give such notice or except as to the holder to whom notice was defective. Each such notice shall state: (i) the redemption date; (ii) the number of shares of Cumulative Preferred Stock outstanding to be redeemed; (iii) the redemption price and form of consideration and (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price.

         (b) If a Change in Control Triggering Event should occur, then, in any one or more of such events the Company shall give written notice by first-class mail, postage prepaid, to each holder of Cumulative Preferred Stock at its address as it appears in the records of the Company, which notice shall describe such Change in Control Triggering Event and shall state the date on which the Change in Control shall take place, and shall be mailed within 10 days following the occurrence of the Change in Control Triggering Event. Such notice shall also set forth (in addition to the information required by the next succeeding paragraph): (i) each holder's right to require the Company to redeem shares of Cumulative Preferred Stock held by such holder as a result of such Change in Control; (ii) the redemption price and
(iii) the procedures to be followed by such holder in exercising its right of redemption, including the place or places where certificates for such shares are to be surrendered for payment of the redemption price. In the event a holder of shares of Cumulative Preferred Stock shall elect to require the Company to redeem any or all of such shares of Cumulative Preferred Stock, such holder shall deliver a written notice stating such holder's election and specifying the number of shares to be redeemed pursuant to Section 5(a) hereof and specifying a date no earlier than 30 days after the date of such holder's notice on which such shares will be redeemed.

         In the case of any redemption pursuant to Section 5(a) hereof, the notice by the Company shall describe the Change in Control, including a description of the Surviving Person and, if applicable, the effect of the Change in Control on the Common Stock. The notice shall be accompanied by (i) the consolidated balance sheet of the Company and its Subsidiaries as of the end of the most recent fiscal year of the Company for which such information is available and the related consolidated statements of income and cash flows for such fiscal year, in each case setting forth the comparative figures for the preceding fiscal year, accompanied by an opinion of independent public accountants of nationally recognized standing selected by the Company as to the fair presentation in accordance with generally accepted accounting principles of such financial statements, and (ii) a consolidated balance sheet of the Company and its Subsidiaries as of the end of the most recent fiscal quarter of the Company for which such information is available and the related consolidated statements of income and cash flows for such quarter and for the portion of the Company's fiscal year ended at the end of such fiscal quarter, in each case setting forth in comparative form the figures for the corresponding quarter and the corresponding portion of the Company's preceding fiscal year.

         (c) Notice by the Company having been mailed as provided in Section 6(a) hereof, or notice of election having been mailed by the holders as provided in Section 6(b) hereof, and provided that on or before the applicable redemption date funds necessary for such redemption shall have been set aside by the Company, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares so called for or entitled to redemption, so as to be and to continue to be available therefor, then, from and after the redemption date (unless the Company defaults in the payment of the redemption price, in which case such rights shall continue until the redemption price is paid), dividends (and Dividend Interest thereon) on the shares of Cumulative Preferred Stock so called for or entitled to redemption shall cease to accrue, and said shares shall no longer be deemed to be outstanding and shall not have the status of shares of Cumulative Preferred Stock, and all rights of the holders thereof as stockholders of the Company (except the right to receive the applicable redemption price and any accumulated, accrued and unpaid dividends and Dividend Interest from the Company to the date of redemption) shall cease. Upon surrender of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Company shall so require and a notice by the Company shall so state), such shares shall be redeemed by the Company at the applicable redemption price as aforesaid. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate or certificates shall be issued representing the unredeemed shares without cost to the holder thereof.

         7. REACQUIRED SHARES. No shares of Cumulative Preferred Stock acquired by the Company by reason of redemption, purchase or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Company shall be authorized to issue.

         8.       VOTING RIGHTS.

         Except as otherwise provided by law or this Section 8, the holders of Cumulative Preferred Stock shall not have any voting rights:

         (a)      VOTING RIGHTS UPON DEFAULT.

                  (i) If at any time (A) the Company fails to declare and pay any dividend on any shares of Cumulative Preferred Stock in whole or in part in respect of any periods in which such dividend is payable, (B) the Company fails to redeem the Cumulative Preferred Stock in accordance with the provisions of Section 5 hereof, (C) the Company or any Subsidiary of the Company defaults in the payment of interest on any Indebtedness having an aggregate outstanding principal amount of at least $1 million when the same becomes due and payable, and such default continues for a period of 30 days, (D) any principal payment due in respect of Indebtedness of the Company or any Subsidiary of the Company is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default (other than, in the case of clauses (C) and (D) of this Section 8(a)(i), any default, non-payment or acceleration in respect of Indebtedness incurred in connection with the acquisition of the assets or capital stock of another Person and owing to such Person or an affiliate of such Person and arising as a result of disputes related to such transaction which at least two-thirds of the members of the Board of Directors of the Company shall have determined to be appropriate for the Company to contest in such manner notwithstanding such default, non-payment or acceleration), (E) the Company or any Subsidiary of the Company (1) commences a voluntary case, (2) consents to the entry of an order for relief against it in an involuntary case, (3) consents to the appointment of a custodian of it or for any substantial part of its property or (4) makes a general assignment for the benefit of its creditors, in each case within the meaning of any Bankruptcy Law, (F) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (x) is for relief against the Company or any Subsidiary of the Company in an involuntary case, (y) appoints a custodian of the Company or any Subsidiary of the Company or for any substantial part of its property or (z) orders the winding up or liquidation of the Company or any Subsidiary of the Company, in each case which remains unstayed and in effect for 60 days, or (G) the Company breaches of any other covenant or agreement set forth in this Article Fourth and such breach shall continue for 30 days after receipt of notice thereof by the Company from any holder of Cumulative Preferred Stock, then (subject to any limitation or prohibition set forth in this Certificate of Incorporation or the By-Laws) the number of directors constituting the Board of Directors shall, without further action, be increased by two and, in addition to any other rights to elect directors which the holders of Cumulative Preferred Stock may have, the holders of all then outstanding shares of Cumulative Preferred Stock, voting separately as a class and to the exclusion of the holders of all other classes of stock of the Company, shall be entitled to elect the directors of the Company to fill such newly created directorships.

                  (ii) Whenever such voting rights shall have vested as aforesaid, such right may be exercised initially either at a special meeting of the holders of Cumulative Preferred Stock, called as hereinafter provided, at any annual meeting of stockholders held for the purpose of electing directors, or by the written consent of the holders of Cumulative Preferred Stock without a meeting pursuant to
         Section 228 of the DGCL and thereafter at such annual meeting or by written consent. Such voting rights shall continue until such time as all dividends (and Dividend Interest) accumulated, accrued on the Cumulative Preferred Stock shall have been paid in full through the immediately preceding Dividend Payment Date and any such other breach shall have been cured, as the case may be, at which time such voting right of the holders of Cumulative Preferred Stock shall terminate, subject to revesting in the event of (x) each and every subsequent failure of the Company for the requisite period of time (if any) to fully pay dividends or (y) the recurrence of any such other breach.

                  (iii) At any time after such voting power shall have been so vested in shares of Cumulative Preferred Stock and such right shall not already have been exercised by written consent as aforesaid, the Secretary of the Company may, and upon the written request of the holders of record of at least 10% of the outstanding shares of Cumulative Preferred Stock (addressed to the Secretary of the Company at the principal office of the Company) shall, call a special meeting of the holders of Cumulative Preferred Stock for the election of the directors to be elected by them as herein provided. Such call shall be made by notice to each holder by first-class mail, postage prepaid at its address as it appears in the records of the Company, and such notice shall be mailed at least 10 days but no more than 20 days before the date of the special meeting, or as required by law. Such meeting shall be held at the earliest practicable date upon the notice required for special meetings of stockholders at the place designated by the Secretary of the Company. If such meeting shall not be called by a proper officer of the Company within 15 days after receipt of such written request by the Secretary of the Company, then the holders of record of at least 10% of the shares of Cumulative Preferred Stock then outstanding may call such meeting at the expense of the Company, and such meeting may be called by such holders upon the notice required for special meetings of stockholders and shall be held at the place designated in such notice. Any holder of Cumulative Preferred Stock that would be entitled to vote at any such meeting shall have access to the stock books of the Company for the purpose of causing a meeting of holders of Cumulative Preferred Stock to be called pursuant to the provisions of this clause (iii).

                  (iv) At any meeting held for the purpose of electing directors at which the holders of Cumulative Preferred Stock shall have the right to elect directors as provided in this Section 8(a), the presence in person or by proxy of the holders of a majority of the then outstanding shares of Cumulative Preferred Stock shall be required and be sufficient to constitute a quorum of such class for the election of directors by such class. At any such meeting or adjournment thereof,
         (x) the absence of a quorum of the holders of Cumulative Preferred Stock shall not prevent the election of directors other than the directors to be elected by the holders of Cumulative Preferred Stock, and the absence of a quorum or quorums of the holders of capital stock entitled to elect such other directors shall not prevent the election of the directors to be elected by the holders of Cumulative Preferred Stock, and (y) in the absence of a quorum of the holders of Cumulative Preferred Stock, a majority of the holders of Cumulative Preferred Stock present in person or by proxy shall have the power to adjourn the meeting for the election of directors which such holders are entitled to elect, from time to time, without notice (except as required by law) other than announcement at the meeting, until a quorum shall be present.

                  (v) The term of office of any director elected by the holders of Cumulative Preferred Stock pursuant to Section 8(a)(i) hereof in office at any time when the aforesaid voting rights are vested in the holders of Cumulative Preferred Stock shall terminate upon the election of his successor at any meeting of stockholders held for the purpose of electing directors. Upon any termination of the aforesaid voting rights in accordance with Section 8(a)(ii) hereof, the term of office of the directors elected by the holders of Cumulative Preferred Stock pursuant to Section 8(a)(i) hereof then in office thereupon shall terminate and upon such termination the number of directors constituting the Board of Directors, without further action, shall be reduced by two, subject always to the increase of the number of directors pursuant hereto in case of the future right of the holders of Cumulative Preferred Stock to elect directors as provided herein.

                  (vi) In case of a vacancy occurring in the office of any director so elected pursuant to Section 8(a)(i) hereof, the holders of a majority of the Cumulative Preferred Stock then outstanding may, at a special meeting of the holders or by written consent as provided above, elect a successor to hold office for the unexpired term of such director.

                  (vii) Any director elected by the holders of Cumulative Preferred Stock pursuant to Section 8(a)((i) and Section 8(a)(vi) the voting rights set forth herein may be removed, with or without cause, by the holders of a majority of the Cumulative Preferred Stock then outstanding, at a special meeting of the holders or by written consent as provided above.

         (b) VOTING RIGHTS ON EXTRAORDINARY MATTERS. In addition to any vote or consent of stockholders required by law, the approval of the holders of two-thirds of the outstanding shares of Cumulative Preferred Stock, voting as a class, shall be required (i) to amend this Certificate of Incorporation to increase the authorized number of shares of Cumulative Preferred Stock or to authorize the creation or issuance (including the issuance of additional shares of Cumulative Preferred Stock other than in payment of dividends on outstanding shares of Cumulative Preferred Stock), or the increase in the authorized amount, of any Parity Securities or Senior Securities, or to authorize the creation or issuance of securities convertible into or exchangeable for, or options, warrants or other rights to acquire, any Cumulative Preferred Stock, Parity Securities or Senior Securities, (ii) to reclassify any series of Junior Securities to Senior Securities or Parity Securities, (iii) to amend, repeal or change any of the provisions of this Certificate of Incorporation in any manner that would alter or change the powers, preferences or special rights of the shares of Cumulative Preferred Stock so as to affect them adversely, including without limitation changing the voting percentage required for approval by the holders of Cumulative Preferred Stock of the foregoing matters, (iv) otherwise to restrict the rights, preferences or privileges of the Cumulative

Preferred Stock, (v) to authorize the consolidation or merger of the Company with or into another Person (whether or not the Company is the Surviving Person), or the sale, assignment, transfer, lease, conveyance or other disposal of all or substantially all of its properties or assets in one or more related transactions to another Person, or (vi) to authorize the sale, assignment, lease, transfer, conveyance or other disposal, in a single transaction or series of related transactions, of properties or assets exceeding 25% of the Economic Value of the Company calculated as of the most recent practicable date. For purposes of the foregoing clause (vi), the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of related transactions) of properties or assets of one or more Subsidiaries of the Company which, if all properties and assets of such Subsidiaries were held directly by the Company, would constitute a transfer of 25% or more of the Economic Value of the Company, shall be deemed to be the transfer of properties and assets of the Company exceeding 25% of the Economic Value of the Company.

         (c)      VOTING RIGHTS FOR DIRECTORS.

                  (i) On the Issue Date, the number of directors constituting the Board of Directors shall, without further action, be increased by two and the holders of all outstanding shares of Cumulative Preferred Stock, voting separately as a class and to the exclusion of the holders of all other classes of stock of the Company, shall be entitled to elect the directors of the Company to fill such newly created directorships.

                  (ii) The right to elect directors as described in Section 8(c)(i) hereof may be exercised initially either at a special meeting of the holders of Cumulative Preferred Stock, called as hereinafter provided in Section 8(c)(iii) hereof, at any annual meeting of stockholders held for the purpose of electing directors, or by the written consent of the holders of Cumulative Preferred Stock without a meeting pursuant to Section 228 of the DGCL and thereafter at such annual meeting or by written consent. Such voting rights shall continue until such time as all outstanding shares of Cumulative Preferred Stock shall have been redeemed or otherwise retired.

                  (iii) The Secretary of the Company may, and upon the written request of the holders of record of at least 10% of the outstanding shares of Cumulative Preferred Stock (addressed to the Secretary of the Company at the principal office of the Company) shall, call a special meeting of the holders of Cumulative Preferred Stock for the election of the directors to be elected by them as herein provided. Such call shall be made by notice to each holder by first-class mail, postage prepaid at its address as it appears in the records of the Company, and such notice shall be mailed at least 10 days but no more than 20 days before the date of the special meeting, or as required by law. Such meeting shall be held at the earliest practicable date upon the notice required for special meetings of stockholders at the place designated by the Secretary of the Company. If such meeting shall not be called by a proper officer of the Company within 15 days after receipt of such written request by the Secretary of the Company, then the holders of record of at least 10% of the shares of Cumulative Preferred Stock then outstanding may call such meeting at the expense of the Company, and such meeting may be called by such holders upon the notice required for special meetings of stockholders and shall be held at the place designated in such notice. Any holder of Cumulative Preferred Stock that would be entitled to vote at any such meeting shall have access to the stock books of the Company for the purpose of causing a meeting of holders of Cumulative Preferred Stock to be called pursuant to the provisions of this Section 8(c)(iii).

                  (iv) At any meeting held for the purpose of electing directors at which the holders of Cumulative Preferred Stock shall have the right to elect directors as provided in this Section 8(c), the presence in person or by proxy of the holders of a majority of the then outstanding shares of Cumulative Preferred Stock shall be required and be sufficient to constitute a quorum of such class for the election of directors by such class. At any such meeting or adjournment thereof,
         (x) the absence of a quorum of the holders of Cumulative Preferred Stock shall not prevent the election of directors other than the directors to be elected by the holders of Cumulative Preferred Stock, and the absence of a quorum or quorums of the holders of capital stock entitled to elect such other directors shall not prevent the election of the directors to be elected by the holders of Cumulative Preferred Stock, and (y) in the absence of a quorum of the holders of Cumulative Preferred Stock, a majority of the holders of Cumulative Preferred Stock present in person or by proxy shall have the power to adjourn the meeting for the election of directors which such holders are entitled to elect, from time to time, without notice (except as required by law) other than announcement at the meeting, until a quorum shall be present.

                  (v) The term of office of any director elected by the holders of Cumulative Preferred Stock pursuant to Section 8(c)(i) hereof in office at any time shall terminate upon the election of his successor at the next annual meeting of stockholders held for the purpose of electing directors.

                  (vi) In case of a vacancy occurring in the office of any director so elected pursuant to Section 8(c)(i) hereof, the holders of a majority of the Cumulative Preferred Stock then outstanding may, at a special meeting of the holders or by written consent as provided above, elect a successor to hold office for the unexpired term of such director.

                  (vii) Any director elected by the holders of Cumulative Preferred Stock pursuant to Section 8(c)((i) and Section 8(c)(vi) the voting rights set forth herein may be removed, with or without cause, by the holders of a majority of the Cumulative Preferred Stock then outstanding, at a special meeting of the holders or by written consent as provided above.

         9. CERTAIN COVENANTS. Any holder of Cumulative Preferred Stock may proceed to protect and enforce its rights by any available remedy by proceeding at law or in equity to protect and enforce any such rights, whether for the specific enforcement of any provision in this Article Fourth or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

         10. DEFINITIONS. For the purposes of this Article Fourth, the following terms shall have the meanings indicated:

         "affiliate" shall have the meaning ascribed to such term in Rule 12b-2 promulgated under the Exchange Act or any successor provision. The terms "affiliated" and "non-affiliated" shall have meanings correlative to the foregoing.

         "Bankruptcy Law" shall mean any Federal, state or foreign law for the relief of debtors or relating to bankruptcy or insolvency.

         "Change in Control" shall mean (a) the acquisition, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of the directors, but excluding, for this purpose, any such acquisition by (i) the Company or any of its Subsidiaries, (ii) any employee benefit plan (or related trust) of the Company or its Subsidiaries, (iii) any corporation with respect to which, following such acquisition, more than 30% of the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by individuals and entities who were the beneficial owners of voting securities of the Company immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors or (iv) Elliott Associates, L.P., Westgate International, L.P. or any of their respective affiliates; or

         (b) individuals who, as of the Issue Date, constitute the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of such Board; PROVIDED, HOWEVER, that any individual becoming a director subsequent to the Issue Date whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the incumbent Board of Directors shall be considered as though such individual were a member of such incumbent Board of Directors; or

         (c) approval by the stockholders of the Company of a reorganization, merger or consolidation, in each case, with respect to which all or substantially all the individuals and entities who were the respective beneficial owners of the voting securities of the Company immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 30% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such reorganization, merger or consolidation; or

         (d) the sale or other disposition of all or substantially all the assets or property of the Company in one transaction or series of related transactions.

         "Change in Control Triggering Event" shall mean (a) the filing of a
Schedule 13D with the Securities and Exchange Commission reporting the public announcement of, or the receipt by the

Company in any other manner of notice of, an event referred to in clause (a) of the above definition of Change in Control; (b) the occurrence of an event referred to in clause (b) of the above definition of Change in Control; or (c) the execution of a definitive agreement providing for the consummation of a transaction referred to in clauses (c) or (d) of the above definition of Change in Control.

         "Current Market Price," when used with reference to shares of Common Stock or other securities on any date, shall mean the closing price per share of Common Stock or such other securities on such date and, when used with reference to shares of Common Stock or other securities for any period, shall mean the average of the daily closing prices per share of Common Stock or such other securities for such period. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Common Stock or such other securities are not listed or admitted to trading on the New York Stock Exchange, as reported, in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Stock or such other securities are listed or admitted to trading or, if the Common Stock or such other securities are not listed or admitted to trading on any national securities exchange, the last quoted sale price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or such other system then in use, or, if on any such date the Common Stock or such other securities are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock or such other securities selected by the Board of Directors of the Company. If the Common Stock or such other securities are not publicly held or so listed or publicly traded, "Current Market Price" shall mean the fair market value per share of Common Stock or of such other securities as determined by an independent investment banking firm with an established national reputation as a valuer of equity securities selected by the Company and acceptable to the holders (in their sole discretion) of a majority of the shares of Cumulative Preferred Stock outstanding at the time.

         "Dividend Interest" shall have the meaning set forth in Section 3(d) hereof.

         "Economic Value of the Company" as of any date shall mean (a) the sum of the products resulting from multiplying the number of shares of each class of capital stock of the Company outstanding on such date by the Current Market Price of a share of such class of capital stock plus (b) the aggregate principal amount of all indebtedness of the Company and its Subsidiaries on such date less
(c) the aggregate amount of all cash and cash equivalents of the Company and its Subsidiaries on such date.

         "Exchange Act" shall mean the Securities Exchange Act of 1934.

         "Indebtedness" shall mean, with respect to any Person at any date, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) all obligations of such Person as lessee under any lease of property which obligations are required in accordance with generally accepted accounting principles to be capitalized on a balance sheet of such Person, and (d) all liabilities acquired by any lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for payment thereof.

         "Issue Date" shall mean the first date on which shares of Cumulative Preferred Stock are issued.

         "Junior Securities" shall have the meaning set forth in Section 2 hereof.

         "Parity Securities" shall have the meaning set forth in Section 2 hereof.

         "Person" shall mean any individual, firm, corporation or other entity, and shall include any successor (by merger or otherwise) of such entity.

         "Specific Issue Date" have the meaning set forth in Section 3(b) hereof.

         "Subsidiary" of any Person shall mean any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

         "Surviving Person" shall mean the continuing or surviving Person of a merger, consolidation or other corporate combination, the Person receiving a transfer of all or a substantial part of the properties and assets of the Company, or the Person consolidating with or merging into the Company in a merger, consolidation or other corporate combination in which the Company is the continuing or surviving Person, but in connection with which the Cumulative Preferred Stock or Common Stock of the Company is exchanged or converted into the securities of any other Person or the right to receive cash or any other property.

         "Voting Equity" shall mean any Voting Securities, securities of the Company convertible into Voting Securities, and options, warrants or other rights to acquire Voting Securities.

         "Voting Securities" shall mean the Common Stock and any other securities of the Company having the voting power under ordinary circumstances with respect to the election of directors of the Company.

         FIFTH. The By-Laws of the Company may be amended or repealed (after adoption by the sole director identified herein) only by the stockholders.

         SIXTH. Section 1. NUMBER, ELECTION, AND TERMS OF DIRECTORS. The number of the Directors of the Company shall be fixed by, or in the manner provided in, the By-Laws of the Company. Election of Directors of the Company need not be by written ballot unless requested by the Chairman of the Board or by the holders of a majority of the Company's common stock and present in person or represented by proxy at a meeting of the stockholders at which Directors are to be elected.

            Section 2. NO CUMULATIVE VOTING. Holders of shares of common stock of the Company shall not be entitled to cumulative voting rights in the election of directors.

         SEVENTH. The provisions of Section 203 of the DGCL or any statute of like tenor or effect that is hereafter enacted shall not apply to the Company.

         EIGHTH. To the full extent permitted by the DGCL or any other applicable law currently or hereafter in effect, no Director of the Company will be personally liable to the company or its stockholders for or with respect to any acts or omissions in the performance of his or her duties as a Director of the Company. Any repeal or modification of this Article Eighth will not adversely affect any right or protection of a Director of the Company existing prior to such repeal or modification.

         NINTH. Each person who is or was or had agreed to become a Director or officer of the company, and each such person who is or was serving or who had agreed to serve at the request of the Board or an officer of the Company as an employee or agent of the Company or as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other entity, whether for profit or not for profit (including the heirs, executors, administrators, or estate of such person), will be indemnified by the Company to the full extent permitted by the DGCL or any other applicable law as currently or hereafter in effect. The right of indemnification provided in this Article Ninth (a) will not be exclusive of any other rights to which any person seeking indemnification may otherwise be entitled or any contract approved by a majority of the entire Board (whether or not the Directors approving such contract are or are to be parties to such contract or similar contracts), and (b) will be applicable to matters otherwise within its scope whether or not such matters arose or arise before or after the filing of this Certificate of Incorporation. Without limiting the generality or the effect of the foregoing, the Company may adopt By-Laws, or enter into one or more agreements with any person, which provide for indemnification greater or different than that provided in this Article Ninth or the DGCL. Any amendment or repeal of, or adoption of any provision inconsistent with, this Article Ninth will not adversely affect any right or protection existing hereunder, or arising out of facts occurring, prior to such amendment, repeal, or adoption and no such amendment, repeal, or adoption, will affect the legality, validity, or enforceability of any contract entered into or right granted prior to the effective date of such amendment, repeal, or adoption.

         TENTH. The books of the company may be kept (subject to any requirement of the DGCL) outside the State of Delaware at such place or places as may be designated form time to time by the Board or in the By-Laws of the Company.

            IN WITNESS WHEREOF, the foregoing Restated Certificate of Incorporation, having been duly adopted by the stockholders of the Corporation in a written consent of stockholders pursuant to Section 228 of the General Corporation Law of the State of Delaware, has been duly signed by Larry E. Lenig, Jr., the President and Chief Executive Officer of the Corporation, and attested by Michael Keirnan, the Secretary of the Corporation, this 17th day of December, 1997.

                                   GRANT GEOPHYSICAL, INC.


                                   By:  /s/  Larry E. Lenig, Jr.
                                        ----------------------------------------
                                        Larry E. Lenig, Jr.
                                        President and Chief Executive Officer


Attest:  /s/  Michael Keirnan
         -------------------------
         Michael Keirnan
         Secretary